UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2022

NUKKLEUS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55922	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

525 Washington Blvd.

Jersey City, New Jersey 07310

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jamal Khurshid as Director

 On April 26, 2022, the Board of Directors (the “Board”) of Nukkleus Inc. (the “Company”) appointed Jamal “Jamie” Khurshid to serve as a member of the Board, with immediate effect, until such time as he resigns or is removed and his successor appointed. There is no arrangement or understanding between Mr. Khurshid and the Company or any other person pursuant to which he was elected as a director. Mr. Khurshid was previously appointed as the Company’s Chief Operating Officer effective August 2, 2021.

As previously disclosed on the Company’s Annual Report on Form 10-K filed on December 29, 2021, on May 24, 2021, the Company and the shareholders of Match Financial Limited (the “Match Shareholders”), a private limited company formed in England and Wales (“Match”), including Mr. Khurshid, entered into a Purchase and Sale Agreement (the “Match Agreement”), pursuant to which the Company, on May 28, 2021, acquired 1,152 ordinary shares of Match representing 70% of the issued and outstanding ordinary shares of Match in consideration of 70,000,000 shares of common stock of the Company (the “Initial Transaction”). On May 28, 2021, the Company issued 100,000 shares of its common stock to the Match Shareholders, including Mr. Khurshid, as consideration of an option commencing any time after the closing of the Initial Transaction to acquire from the Match Shareholders the balance of 493 ordinary shares of Match representing 30% of the issued and outstanding ordinary shares of Match for an additional 30,000,000 shares of common stock of the Company. On August 30, 2021, the Company exercised its option pursuant to which it acquired from the Match Shareholders, including Mr. Khurshid, the balance of 493 ordinary shares of Match representing 30% of the issued and outstanding ordinary shares of Match for an additional 30,000,000 shares of common stock of the Company. The transactions contemplated by the Match Agreement constituted a “related-party transaction” as defined in Item 404 of Regulation S-K because of Mr. Khurshid’s position as a Match Shareholder.

Also as previously disclosed on the Company’s Annual Report on Form 10-K filed on December 29, 2021, on October 20, 2021, the Company and the shareholders (the “Original Jacobi Shareholders”) of Jacobi Asset Management Holdings Limited (“Jacobi”), including an entity or entities of which Mr. Khurshid is the beneficial owner, entered into a Purchase and Sale Agreement (the “Jacobi Agreement”) pursuant to which the Company agreed to acquire 5.0% of the issued and outstanding ordinary shares of Jacobi in consideration of 20,000,000 shares of common stock of the Company (the “Transaction”). On December 15, 2021, the Company, the Original Jacobi Shareholders and shareholders of Jacobi that were assigned their interest in Jacobi by the Original Shareholders (the “New Jacobi Shareholders”), including an entity or entities of which Mr. Khurshid is the beneficial owner, entered into an Amendment to the Jacobi Agreement pursuant to which the Transaction would be consummated between the Company and the New Jacobi Shareholders. The Transaction closed on December 15, 2021. Jacobi is a company focused on digital asset management that has received regulatory approval to launch the world’s first tier one Bitcoin ETF. The transactions contemplated by the Jacobi Agreement constituted a “related-party transaction” as defined in Item 404 of Regulation S-K because of Mr. Khurshid’s position as beneficial owner of one or more Original Shareholders and New Jacobi Shareholders.

There are no other material plans, contracts or arrangements to which Mr. Khurshid is a party or in which he would participate being entered into or adopted in connection with his appointment as a director of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: April 26, 2022	By:	/s/ Emil Assentato
	Name:	Emil Assentato
	Title:	President and Chief Executive Officer

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